Exhibit A

                             ESCROW AGREEMENT
                             ----------------


     This Escrow Agreement is entered into as of March 29, 2001, by and among uDate.com, Inc., a Delaware corporation which is the successor to uDate.com, Inc. a California corporation (the "Buyer"), Terrence Lee Zehrer (the "Indemnification Representative"), Riggs Bank N.A. (the "Escrow Agent"), and the stockholders of Kiss.com, Inc. whose names appear on the signature pages hereof.

     WHEREAS, the Buyer, KCI Acquisition Corp. (the "Transitory Subsidiary"), Kiss.com, Inc. (the "Company") and Terrence Lee Zehrer have entered into an Agreement and Plan of Merger dated as of February 13, 2001, as amended on February 23, 2001 (the "Merger Agreement"), pursuant to which the Company will be merged (the "Merger") into the Transitory Subsidiary which, as the surviving corporation (the "Surviving Corporation"), will be a wholly-owned subsidiary of the Buyer;

     WHEREAS, the Merger Agreement provides that an escrow account will be established to secure the indemnification obligations of the stockholders of the Company receiving consideration pursuant to Section 1.5 of the Merger Agreement (collectively, the "Company Stockholders") to the Buyer and the obligation of such stockholders to pay the Merger Adjustment Amount (as such term is defined in the Merger Agreement); and

     WHEREAS, the parties hereto desire to establish the terms and conditions pursuant to which such escrow account will be established and maintained;

     NOW, THEREFORE, in consideration of the promises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

     1. Consent of Company Stockholders. The Company Stockholders have, either by virtue of their approval of the Merger Agreement or through the execution of a counterpart signature page to this Agreement or an instrument to such effect, consented to: (a) the establishment of this escrow to secure the Company Stockholders' indemnification obligations under the Merger Agreement in the manner set forth herein and the obligation to pay the Merger Adjustment Amount, (b) the appointment of the Indemnification Representative as their representative for purposes of this Agreement and as attorney-in-fact and agent for and on behalf of each Company Stockholder, and the taking by the Indemnification Representative of any and all actions and the making of any decisions required or permitted to be taken or made by them under this Agreement and (c) all of the other terms, conditions and limitations in this Agreement.

     2.   Escrow and Indemnification.
          --------------------------

          (a) Escrow of Shares. Simultaneously with the execution of this Agreement, the Buyer shall deposit with the Escrow Agent a certificate for 2,187,500 shares of common stock of the Buyer, as determined pursuant to
Section 1.5 of the Merger Agreement, issued in the name of the Escrow Agent or its nominee. The Escrow Agent hereby acknowledges receipt of such stock certificate. The shares deposited with the Escrow Agent pursuant to the first sentence of this Section 2(a), together with any further shares deposited by the Buyer pursuant to the immediately preceding sentence, are referred to herein as the "Escrow Shares." The Escrow Shares shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party hereto. The Escrow Agent agrees to hold the Escrow Shares in an escrow account (the "Escrow Account"), subject to the terms and conditions of this Agreement.

          (b) Obligation to Pay the Merger Adjustment Amount; Indemnification. The Company stockholders have agreed in Article I of the Merger Agreement to pay the Merger Adjustment Amount and in the Merger Agreement to indemnify and hold harmless the Buyer from and against specified Damages (as defined in Section 6.1 of the Merger Agreement). The Escrow Shares shall be security for such obligations of the Company Stockholders, subject to the limitations, and in the manner provided, in this Agreement.

          (c) Dividends, Etc. Any securities distributed in respect of or in exchange for any of the Escrow Shares, whether by way of stock dividends, stock splits or otherwise, shall be issued in the name of the Escrow Agent or its nominee, and shall be delivered to the Escrow Agent, who shall hold such securities in the Escrow Account. Such securities shall be considered Escrow Shares for purposes hereof. Any cash dividends or property (other than securities) distributed in respect of the Escrow Shares shall promptly be distributed by the Escrow Agent to the Company Stockholders in accordance with Section 3(c).

          (d) Voting of Shares. The Indemnification Representative shall have the right, in his or her sole discretion, on behalf of the Company Stockholders, to direct the Escrow Agent in writing as to the exercise of any voting rights pertaining to the Escrow Shares, and the Escrow Agent shall comply with any such written instructions. In the absence of such instructions, the Escrow Agent shall not vote any of the Escrow Shares. The Indemnification Representative shall have no obligation to solicit consents or proxies from the Company Stockholders for purposes of any such vote.

          (e) Transferability. The respective interests of the Company Stockholders in the Escrow Shares shall not be assignable or transferable, other than by operation of law. Notice of any such assignment or transfer by operation of law shall be given to the Escrow Agent and the Buyer, and no such assignment or transfer shall be valid until such notice is given.

     3.   Distribution of Escrow Shares.
          -----------------------------

          (a) The Escrow Agent shall distribute the Escrow Shares only in accordance with (i) a written instrument delivered to the Escrow Agent that is executed by both the Buyer and the Indemnification Representative and that instructs the Escrow Agent as to the distribution of some or all of the Escrow Shares, (ii) an order of a court of competent jurisdiction, a copy of which is delivered to the Escrow Agent by either the Buyer or the Indemnification Representative, that instructs the Escrow Agent as to the distribution of some or all of the Escrow Shares, or (iii) the provisions of Section 3(b) hereof.

          (b) Within five business days after the date that is fifteen months after the Closing Date (as such term is defined in the Merger Agreement) (the "Termination Date"), the Escrow Agent shall initiate the distribution process to the Company Stockholders of all of the Escrow Shares then held in escrow, registered in the name of the Company Stockholders. Notwithstanding the foregoing, if the Buyer has previously delivered to the Escrow Agent a copy of a Claim Notice (as defined in Section 6.3(c) of the Merger Agreement) and the Escrow Agent has not received written notice of the resolution of the claim covered thereby, or if the Buyer has previously delivered to the Escrow Agent a copy of an Expected Claim Notice (as defined in Section 6.4 of the Merger Agreement) and the Escrow Agent has not received written notice of the resolution of the anticipated claim covered thereby, the Escrow Agent shall retain in escrow after the Termination Date such number of Escrow Shares as have a Value (as defined in Section 4 below) equal to the Claimed Amount covered by such Claim Notice or equal to the estimated amount of Damages set forth in such Expected Claim Notice, as the case may be. Any Escrow Shares so retained in escrow shall be distributed only in accordance with the terms of clauses (i) or (ii) of Section 3(a) hereof.

          (c) Any distribution of all or a portion of the Escrow Shares (or cash or other property pursuant to Section 2(c)) to the Company Stockholders shall be made by delivery of stock certificates issued in the name of the Company Stockholders covering such percentage of the Escrow Shares being distributed as is calculated in accordance with the percentages set forth opposite such holders' respective names on Attachment A attached hereto. Distributions to the Company Stockholders shall be made by mailing stock certificates to such holders at their respective addresses shown on Attachment A (or such other address as may be provided in writing to the Escrow Agent by any such holder). No fractional Escrow Shares shall be distributed to Company Stockholders pursuant to this Agreement.
Instead, the number of shares that each Company Stockholder shall receive shall be rounded up or down to the nearest whole number (provided that the Indemnification Representative shall have the authority to effect such rounding in such a manner that the total number of whole Escrow Shares to be distributed equals the number of Escrow Shares then held in the Escrow Account).

     4. Valuation of Escrow Shares. For purposes of this Agreement, the "Value" of any Escrow Shares shall be the greater of (x) $2.00 per share or
(y) the average of the closing sales price of such shares on the principal market on which such shares are traded or quoted for the five consecutive trading days ending on the date both the Buyer and the Indemnification Representative deliver to the Escrow Agent a written instrument instructing the Escrow Agent as to the distribution of such shares, multiplied by the number of such Escrow Shares.

     5. Fees and Expenses of Escrow Agent. The Buyer shall pay the fees of the Escrow Agent for the services to be rendered by the Escrow Agent hereunder.

     6.   Limitation of Escrow Agent's Liability.
          --------------------------------------

          (a) The Escrow Agent shall incur no liability with respect to any action taken or suffered by it in reliance upon any notice, direction, instruction, consent, statement or other documents believed by it to be genuine and duly authorized, nor for other action or inaction except its own willful misconduct or gross negligence. The Escrow Agent shall not be responsible for the validity or sufficiency of this Agreement. In all questions arising under the Escrow Agreement, the Escrow Agent may rely on the advice of counsel, and the Escrow Agent shall not be liable to anyone for anything done, omitted or suffered in good faith by the Escrow Agent based on such advice. The Escrow Agent shall not be required to take any action hereunder involving any expense unless the payment of such expense is made or provided for in a manner reasonably satisfactory to it. In no event shall the Escrow Agent be liable for indirect, punitive, special or consequential damages.

          (b) The Buyer and the Company Stockholders hereby, jointly and severally, agree to indemnify the Escrow Agent for, and hold it harmless against, any loss, liability or expense incurred without gross negligence or willful misconduct on the part of Escrow Agent, arising out of or in connection with its carrying out of its duties hereunder. The Buyer, on the one hand, and the Company Stockholders, on the other hand, shall each be liable for one-half of such amounts.

     7.   Liability and Authority of Indemnification Representative;
          ----------------------------------------------------------
Successors and Assignees.
------------------------

          (a) The Indemnification Representative shall incur no liability to the Company Stockholders with respect to any action taken or suffered by him in reliance upon any note, direction, instruction, consent, statement or other documents believed by him to be genuinely and duly authorized, nor for other action or inaction except their own willful misconduct or gross negligence. The Indemnification Representative may, in all questions arising under the Escrow Agreement, rely on the advice of counsel and the Indemnification Representative shall not be liable to the Company Stockholders for anything done, omitted or suffered in good faith by the Indemnification Representative based on such advice.

          (b) In the event of the death or permanent disability of any Indemnification Representative, or his or her resignation as an Indemnification Representative, a successor Indemnification Representative shall be appointed or, absent its appointment, a successor Indemnification Representative shall be elected by a majority vote of the Company Stockholders, with each such Company Stockholder (or his, her or its successors or assigns) to be given a vote equal to the number of votes represented by the shares of stock of the Company held by such Company Stockholder immediately prior to the effective time of the Merger. Each successor Indemnification Representative shall have all of the power, authority, rights and privileges conferred by this Agreement upon the original Indemnification Representative, and the term "Indemnification Representative" as used herein shall be deemed to include successor Indemnification Representatives.

          (c) The Indemnification Representative shall have full power and authority to represent the Company Stockholders, and their successors, with respect to all matters arising under this Agreement and all actions taken by any Indemnification Representative hereunder shall be binding upon the Company Stockholders, and their successors, as if expressly confirmed and ratified in writing by each of them. Without limiting the generality of the foregoing, the Indemnification Representative shall have full power and authority to interpret all of the terms and provisions of this Agreement, to compromise any claims asserted hereunder and to authorize any release of the Escrow Shares to be made with respect thereto, on behalf of the Company Stockholders and their successors. All actions to be taken by the Indemnification Representative hereunder shall be evidenced by, and taken upon, the written direction thereof.

         (d)  The Escrow Agent may rely on the Indemnification
Representative as the exclusive agents of the Company Stockholders under this Agreement and shall incur no liability to any party with respect to any action taken or suffered by it in reliance thereon.

     8. Amounts Payable by Company Stockholders. The amounts payable by the Company Stockholders under this Agreement (i.e., the indemnification obligations pursuant to Section 6(b)) shall be payable in cash by the Company Stockholders or, if the Company Stockholders fail to pay such amount in cash, then with shares, as described below. The Escrow Agent shall notify the Indemnification Representative of any such amount payable by the Company Stockholders as soon as it becomes aware that any such amount is payable, with a copy of such notice to the Buyer. On the sixth business day after the delivery of such notice, if the Company Stockholders have not paid such amount in cash, the Escrow Agent shall sell such number of Escrow Shares (up to the number of Escrow Shares then available in the Escrow Account), subject to compliance with all applicable securities laws, as is necessary to raise such amount, and shall be entitled to apply the proceeds of such sale in satisfaction of such obligations of the Company Stockholders; provided that if the Buyer delivers to the Escrow Agent (with a copy to the Indemnification Representative), within five business days after delivery of such notice by the Indemnification Representative, a written notice contesting the legitimacy or reasonableness of such amount, then the Escrow Agent shall not sell Escrow Shares to raise the disputed portion of such claimed amount except in accordance with the terms of clauses (i) or (ii) of Section 3(a).

     9. Termination. This Agreement shall terminate upon the distribution by the Escrow Agent of all of the Escrow Shares in accordance with this Agreement; provided that the provisions of Sections 6 and 7 shall survive such termination.

     10. Notices. All notices, instructions and other communications given hereunder or in connection herewith shall be in writing. Any such notice, instruction or communication shall be sent either (i) by registered or certified mail, return receipt requested, postage prepaid, or (ii) via a reputable international overnight courier service, in each case to the address set forth below. Any such notice, instruction or communication shall be deemed to have been delivered four business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or two business days after it is sent via a reputable international overnight courier service.

          If to the Buyer:
          ---------------

          UDate.com, Inc.
          New Enterprise House
          St. Helens Street
          Derby England DE1 3GY
          United Kingdom
          Phone: +44 1332-268700
          Fax:   +44 20 7681-1226
          Attention:  Martin Clifford

          with a copy to:
          --------------

          Hale and Door LLP
          The Willard Office Building
          1455 Pennsylvania Avenue, N.W.
          Washington, D.C. 20004
          Phone: (202) 942-8400
          Fax:   (202) 942-8484
          Attention:  Michael J. Levitin, Esq.

          If to the Indemnification Representative:
          ----------------------------------------

          Terrence Lee Zehrer
          521 Fifth Avenue W., #1004
          Seattle, Washington 98119
          Phone: (206) 851-6156
          Fax:   (206) ________

          with a copy to:
          --------------

          Cairncross & Hempelmann, P.S.
          524 Second Avenue, Suite 500
          Seattle, Washington 98104
          Phone: (206) 587-0700
          Fax:   (206) 587-2308
          Attention:  Robert Seidel, Esq.

          If to the Escrow Agent:
          ----------------------

          Riggs Bank N.A.

          Soverign Trust Services
          808 17th Street, 7th Floor
          Washington, DC 20006
          Attention:  Earl H. Ziegler, Jr.
          Phone:  (202) 835-6746
          Fax:    (202) 835-4303

     Any party may give any notice, instruction or communication in connection with this Agreement using any other means (including personal delivery, telecopy or ordinary mail), but no such notice, instruction or communication shall be deemed to have been delivered unless and until it is actually received by the party to whom it was sent. Any party may change the address to which notices, instructions or communications are to be delivered by giving the other parties to this Agreement notice thereof in the manner set forth in this Section 10.

     11. Successor Escrow Agent. In the event the Escrow Agent becomes unavailable or unwilling to continue in its capacity herewith, the Escrow Agent may resign and be discharged from its duties or obligations hereunder by delivering a resignation to the parties to this Escrow Agreement, not less than 60 days prior to the date when such resignation shall take effect. The Buyer may appoint a successor Escrow Agent without the consent of the Indemnification Representative so long as such successor is a bank with assets of at least $500 million, and may appoint any other successor Escrow Agent with the consent of the Indemnification Representative, which shall not be unreasonably withheld. If, within such notice period, the Buyer provides to the Escrow Agent written instructions with respect to the appointment of a successor Escrow Agent and directions for the transfer of any Escrow Shares then held by the Escrow Agent to such successor, the Escrow Agent shall act in accordance with such instructions and promptly transfer such Escrow Shares to such designated successor. If no successor Escrow Agent is named as provided in this Section 11 prior to the date on which the resignation of the Escrow Agent is to properly take effect, the Escrow Agent may apply to a court of competent jurisdiction for appointment of a successor Escrow Agent.

     12.  General.
          -------

          (a) Governing Law; Assigns. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Washington without regard to conflict-of-law principles and shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

          (b) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (c) Entire Agreement. Except for those provisions of the Merger Agreement referenced herein, this Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter of this Agreement and supersedes all prior agreements or understandings, written or oral, between the parties with respect to the subject matter hereof.

          (d) Waivers. No waiver by any party hereto of any condition or of any breach of any provision of this Escrow Agreement shall be effective unless in writing. No waiver by any party of any such condition or breach, in any one instance, shall be deemed to be a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other provision contained herein.

          (e) Amendment. This Agreement may be amended only with the written consent of the Buyer, the Escrow Agent and the Indemnification Representative.

          (f) Consent to Jurisdiction and Service. The parties hereby absolutely and irrevocably consent and submit to the jurisdiction of the courts in the State of Washington and of any Federal court located in said State in connection with any actions or proceedings brought against any party hereto by the Escrow Agent arising out of or relating to this Escrow Agreement. In any such action or proceeding, the parties hereby absolutely and irrevocably waive personal service of any summons, complaint, declaration or other process and hereby absolutely and irrevocably agree that the service thereof may be made by certified or registered first-class mail directed to such party, at their respective addresses in accordance with Section 10 hereof.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                                        BUYER:

                                        UPDATE.COM, INC.



                                        By:/s/ Martin Clifford
                                           --------------------------------
                                        Name:  Martin Clifford
                                        Title: Executive Vice President



                                        ESCROW AGENT:

                                        Riggs Bank N.A.



                                        By:/s/ D. Clinton Jones
                                           --------------------------------
                                        Name:  D. Clinton Jones
                                        Title: Vice President


                                        INDEMNIFICATION REPRESENTATIVE:



                                        By:/s/ Terrence Lee Zehrer
                                           --------------------------------
                                        Terrence Lee Zehrer

                            SHAREHOLDER CONSENT

     The undersigned, a stockholder of Kiss.com, Inc., hereby consents to:
(a) the establishment of this escrow to secure the Company Stockholders' indemnification obligations under the Merger Agreement in the manner set forth herein and the obligation to pay the Merger Adjustment Amount, (b) the appointment of the Indemnification Representative as his or her representative for purposes of this Agreement and as his or her attorney-in-fact and agent, and the taking by the Indemnification Representative of any and all actions and the making of any decisions required or permitted to be taken or made by him under this Agreement and
(c) all of the other terms, conditions and limitations in this Agreement.

     Dated this 29th day of March, 2001.


                                        By:/s/ Terrence Lee Zehrer
                                           --------------------------------
                                        Name:  Terrence Lee Zehrer


                                        Address:

                                        521 Fifth Avenue W
                                        ------------------------------------
                                        Seattle, WA. 98119
                                        ------------------------------------

                                        ------------------------------------


                             CONSENT OF SPOUSE


     I, ______________________________, spouse of _______________________, have read and hereby approve the foregoing Escrow Agreement dated March __, 2001 by and among uDate.com, Inc., the Indemnification Representative, the Escrow Agent, and the stockholders of Kiss.com whose names appear on the signature pages hereof. I hereby agree to be irrevocably bound by the Escrow Agreement and further agree that any community property or other such interest shall be similarly bound by the Escrow Agreement. I hereby appoint Indemnification Representative as my representative for purposes of this Agreement and as my attorney-in-fact and agent, to take any and all actions and the make any decisions required or permitted to be taken or made by him under this Agreement.

     Dated this __ day of March, 2001.


                                       ------------------------------------
                                                (Signature)


                                       ------------------------------------
                                                (Print Name)

                            SHAREHOLDER CONSENT

     The undersigned, a stockholder of Kiss.com, Inc., hereby consents to:
(a) the establishment of this escrow to secure the Company Stockholders' indemnification obligations under the Merger Agreement in the manner set forth herein and the obligation to pay the Merger Adjustment Amount, (b) the appointment of the Indemnification Representative as his or her representative for purposes of this Agreement and as his or her attorney-in-fact and agent, and the taking by the Indemnification Representative of any and all actions and the making of any decisions required or permitted to be taken or made by him under this Agreement and
(c) all of the other terms, conditions and limitations in this Agreement.



                                        By:/s/ Paul Zehrer
                                           --------------------------------
                                        Name:  Paul Zehrer


                                        Address:

                                        40 Grand View Ave
                                        ------------------------------------
                                        San Francisco, CA 94114
                                        ------------------------------------

                                        ------------------------------------


                             CONSENT OF SPOUSE


     I, Gillian Lerner, spouse of Paul Zehrer, have read and hereby approve the foregoing Escrow Agreement dated March __, 2001 by and among uDate.com, Inc., the Indemnification Representative, the Escrow Agent, and the stockholders of Kiss.com whose names appear on the signature pages hereof. I hereby agree to be irrevocably bound by the Escrow Agreement and further agree that any community property or other such interest shall be similarly bound by the Escrow Agreement. I hereby appoint Indemnification Representative as my representative for purposes of this Agreement and as my attorney-in-fact and agent, to take any and all actions and the make any decisions required or permitted to be taken or made by him under this Agreement.

     Dated this 26 day of March, 2001.

                                       /s/ Gillian Lerner
                                       ------------------------------------
                                                (Signature)

                                       Gillian Lerner
                                       ------------------------------------
                                                (Print Name)

                            SHAREHOLDER CONSENT

     The undersigned, a stockholder of Kiss.com, Inc., hereby consents to:
(a) the establishment of this escrow to secure the Company Stockholders' indemnification obligations under the Merger Agreement in the manner set forth herein and the obligation to pay the Merger Adjustment Amount, (b) the appointment of the Indemnification Representative as his or her representative for purposes of this Agreement and as his or her attorney-in-fact and agent, and the taking by the Indemnification Representative of any and all actions and the making of any decisions required or permitted to be taken or made by him under this Agreement and
(c) all of the other terms, conditions and limitations in this Agreement.



                                        By:/s/ Leslie Rolson LaMarca
                                           --------------------------------
                                        Name:  Leslie Rolson LaMarca


                                        Address:

                                        6229 6th Ave NW
                                        ------------------------------------
                                        Seattle, WA 98107
                                        ------------------------------------

                                        ------------------------------------


                             CONSENT OF SPOUSE


     I, Erik R. LaMarca, spouse of Leslie R. LaMarca, have read and hereby approve the foregoing Escrow Agreement dated March 26, 2001 by and among uDate.com, Inc., the Indemnification Representative, the Escrow Agent, and the stockholders of Kiss.com whose names appear on the signature pages hereof. I hereby agree to be irrevocably bound by the Escrow Agreement and further agree that any community property or other such interest shall be similarly bound by the Escrow Agreement. I hereby appoint Indemnification Representative as my representative for purposes of this Agreement and as my attorney-in-fact and agent, to take any and all actions and the make any decisions required or permitted to be taken or made by him under this Agreement.

     Dated this 29th day of March, 2001.

                                       /s/ Erik LaMarca
                                       ------------------------------------
                                                (Signature)

                                       Erik LaMarca
                                       ------------------------------------
                                                (Print Name)

                            SHAREHOLDER CONSENT

     The undersigned, a stockholder of Kiss.com, Inc., hereby consents to:
(a) the establishment of this escrow to secure the Company Stockholders' indemnification obligations under the Merger Agreement in the manner set forth herein and the obligation to pay the Merger Adjustment Amount, (b) the appointment of the Indemnification Representative as his or her representative for purposes of this Agreement and as his or her attorney-in-fact and agent, and the taking by the Indemnification Representative of any and all actions and the making of any decisions required or permitted to be taken or made by him under this Agreement and
(c) all of the other terms, conditions and limitations in this Agreement.



                                        By:/s/ Jason McVey
                                           --------------------------------
                                        Name:  Jason McVey


                                        Address:

                                        3611 Hoyt Ave
                                        ------------------------------------
                                        Everett Wa 98201
                                        ------------------------------------

                                        ------------------------------------


                             CONSENT OF SPOUSE


     I, ______________________________, spouse of _______________________, have read and hereby approve the foregoing Escrow Agreement dated March __, 2001 by and among uDate.com, Inc., the Indemnification Representative, the Escrow Agent, and the stockholders of Kiss.com whose names appear on the signature pages hereof. I hereby agree to be irrevocably bound by the Escrow Agreement and further agree that any community property or other such interest shall be similarly bound by the Escrow Agreement. I hereby appoint Indemnification Representative as my representative for purposes of this Agreement and as my attorney-in-fact and agent, to take any and all actions and the make any decisions required or permitted to be taken or made by him under this Agreement.

     Dated this __ day of March, 2001.


                                       ------------------------------------
                                                (Signature)


                                       ------------------------------------
                                                (Print Name)

                               ATTACHMENT A
                               ------------

Company Stockholder                     Percentage
-------------------                     ----------
Terrence Lee Zehrer                       97.9%
Jason McVey                               1.2%
Paul Zehrer                               .05%
Leslie Rolson                             .04%